EXHIBIT 23.1


                           J. W. Hunt and Company, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                          MEMBERS
  WILLIAM H. HUNT, CPA               AMERICAN INSTITUTE OF               MIDDLEBURG
JOHN C. CREECH, JR., CPA          CERTIFIED PUBLIC ACCOUNTANTS          OFFICE PARK
   ANNE H. ROSS, CPA                 PRIVATE COMPANIES AND         1607 ST. JULIAN PLACE
WILLIAM F. QUATTLEBAUM, CPA          SEC PRACTICE SECTIONS          POST OFFICE BOX 265
SUSAN R. BERNARD, CPA                                             COLUMBIA, S.C. 29202-0265
                                                                         803-254-8196
                                                                      FAX 803-256-1524

                   MEMBERS OF CPA ASSOCIATES WITH ASSOCIATED
                                   OFFICES IN
                     PRINCIPAL U.S. AND INTERNATIONAL CITIES

J. W. HUNT, CPA (1907-1987)










Board of Directors
Community Bankshares, Inc.



We consent to the use in Community Bankshares, Inc.'s Amendment No. 1 to Registration Statement on Form S-2 (Registration No. 333-46111), relating to the registration of up to 300,000 shares of its common stock, of our report dated January 31, 1997, which is included in Community Bankshares, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1996.



                                                     J. W. Hunt and Company, LLP


Columbia, South Carolina
March 5, 1998